Exhibit 10.2

ENTELLUS MEDICAL, INC.

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO 2006 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED NOVEMBER 12, 2009, AS AMENDED)

THIS AGREEMENT is made effective as of the      day of             , 201   (the “Effective Date”), by and between Entellus Medical, Inc., a Delaware corporation (the “Company”), and                  (the “Employee”).

RECITALS

A. In connection with the services provided by the Employee to the Company, the Company has granted the Employee an opportunity to purchase shares of its common stock, par value $.001 per share (the “Shares”), under its 2006 Stock Incentive Plan, as Amended and Restated November 12, 2009, as amended (the “Plan”), a copy of which has been provided to Employee and the terms of which are incorporated by reference herein.

B. Section 3.2 of the Plan provides that the Committee (as such term is defined in the Plan) has the authority to determine the terms and conditions of each Option and to set forth such terms and conditions in a written agreement.

ACCORDINGLY, in consideration of the promises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to the Employee an Incentive Stock Option (the “Option”) to purchase all or any part of an aggregate of              (            ) Shares (the “Option Shares”) on the terms and conditions hereinafter set forth. The Option is intended to be an “incentive stock option” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price for the Shares covered by the Option (the “Purchase Price”) shall be              (            ) per Share.

3. Time and Manner of Exercise of Option.

(a) Subject to Section 4 below, the Option shall vest and shall be exercisable as to the Shares during the term of employment as follows:

Initial Date of Exercisability	Number of Option Shares Available for Exercise

,

,

,

,

(b) To the extent that the right to exercise the Option has vested and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice to the Company, signed by the person or persons exercising the Option, in the form attached hereto as Exhibit A, or in such other form as may be satisfactory to the Committee which shall state, at a minimum, the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Purchase Price for such Shares, in the form of a certified or cashier’s check or other check acceptable to the Company. Along with such notice and payment, the person or persons exercising the Option shall execute an Adoption Agreement, in the form attached hereto as Exhibit B, pursuant to which such person or persons shall be bound by the terms and conditions of the Voting Agreement, as defined in the Plan. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

(c) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option and shall pay all original issue and transfer taxes (if any) with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a Stockholder of the Company in respect of the Shares until such holder has appropriately exercised in accordance with the provisions of Section 3(b) above and has satisfied such other requirements as may be required hereunder or under the Plan, such that such holder may be deemed to be a holder of record of such Shares.

(d) In the event of a Change in Control, as defined in the Plan, then this Option shall be treated in the manner determined by the Committee, in accordance with Section 13.3 or 13.4 of the Plan.

4. Term of Option.

(a) The Option shall terminate ten (10) years from the Effective Date, but shall be subject to earlier termination as hereinafter provided.

(b) In the event that the Employee’s employment with the Company and all Subsidiaries is terminated by reason of the Employee’s death, Disability or Retirement (as defined in the Plan), this Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six (6) months after such termination (but in no event after the termination of the Option in accordance with Section 4(a) above).

(c) In the event that the Employee’s employment with the Company and all Subsidiaries is terminated for “Cause,” all rights of the Employee under the Plan and this Agreement will immediately terminate as of the date of such termination, without notice of any kind, and no portion of the Option shall thereafter be exercisable. “Cause” will be as defined in any employment agreement between the Company and the Employee. If there is no employment agreement, or if such employment agreement does not define “Cause,” then “Cause” shall have the meaning given in the Plan.

(d) In the event that the Employee’s employment with the Company and all Subsidiaries is terminated for any reason other than Cause, death, Disability or Retirement, or the Employee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Employee continues in the employ of the Company or another Subsidiary), this Option shall remain exercisable, to the extent exercisable as of the date of such termination, for a period of three (3) months after such termination (but in no event after the termination of the Option in accordance with Section 4(a) above).

5. Nontransferability. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by Section 14.3 of the Plan, no right or interest of the Employee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Employee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Employee will, however, be entitled to designate a beneficiary to receive this Option upon such Employee’s death, and, in the event of the Employee’s death, exercise of this Option (to the extent permitted pursuant to Section 4(b) of this Agreement) may be made by the Employee’s legal representatives, heirs and legatees.

6. Investment Representation; Delay in Issuance of Shares. Notwithstanding the provisions of Section 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until (a) Employee executes a written declaration that the Shares issued to him pursuant to such exercise of the Option are for his or her own account as an investment and not with a view to, or for resale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and then in effect, or (b) such time as the Company elects to make a public release of material “inside information” concerning the Company (as such term is customarily used under federal securities laws), if the Company reasonably believes, at its discretion, that the holder of the Option possesses such information or the exercise of the Option would create an obligation to disclose publicly such information.

7. Adjustments. In the event that the outstanding Shares of the common stock of the Company are changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or Shares of the Company, appropriate adjustment shall be made in the number and kind of securities or other property as to which the Option, or portion thereof then unexercised, shall be exercisable, to the end that the rights of the Employee shall be maintained as before the occurrence of such event and neither diluted or enlarged, in accordance with the provisions of the Plan.

8. Fractional Shares. No fraction of a Share shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of Shares covered by the Option shall cause such number to include a fraction of a Share, such fraction shall be adjusted to the nearest smaller whole number of Shares.

9. “Market Stand-Off” Agreement. The Optionee hereby agrees that, following the effective date of the initial registration of the Company’s securities under the Securities Act, for the period of time and to the extent reasonably requested by the underwriter(s) and the Company, such Optionee shall not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by such Optionee, directly or indirectly, except securities covered by the registration statement and transfers to donees who agree to be similarly bound; provided however, that (i) the executive officers and directors of the Company, as well as each holder of at least 1% of the Company’s Common Stock (including all shares of Common Stock issuable upon conversion or exercise of convertible securities, options or warrants), shall have agreed to be bound by substantially the same terms and conditions, (ii) the time period requested for such market stand-off shall not exceed 180 days (unless the Company’s underwriters request an extension of such period in order to comply with the rules of any securities exchange on which the Company’s Common Stock is proposed to be listed, but in no event shall such extension exceed thirty four (34) days) and (iii) the restriction shall not apply to a registration relating solely to employee, consultant or advisor benefit plans on Form S-1 or Form S-8 (or similar forms promulgated after the date hereof) or a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act on Form S-4 (or similar forms promulgated after the date hereof). The Company may impose stop transfer instructions during such stand-off period with respect to the securities of the Optionee if necessary to enforce such restrictions. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the initial registration of the Company’s securities that are consistent with this Section 9 or that are necessary to give further effect thereto. To the extent the Company releases any security holder from the restrictions described in this Section 9 (or other similar restrictions), the Company will proportionately release the Optionee from the restrictions described in this Section 9.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Employee has hereunto set his or her hand, effective as of the Effective Date.

EMPLOYEE	ENTELLUS MEDICAL, INC.

By:
[Insert name of Employee]	Its:

[Signature page to Incentive Stock Option Agreement]

EXHIBIT A

NOTICE OF EXERCISE

Entellus Medical, Inc.

3600 Holly Lane North

Suite 40

Plymouth, MN 55447

To Whom It May Concern:

Please be advised that I hereby exercise my option to purchase                      shares (the “Shares”) of the Common Stock of Entellus Medical, Inc. (the “Company”). A check (made payable to Entellus Medical, Inc.) in the amount of $             in payment for the Shares is attached.

The name or names to be on the stock certificate representing the Shares and the address and social security number of such person is as follows:

Name:
Address:

City, State, Zip:
SS #:

I hereby represent and agree that all of the Shares of the Company that I am purchasing upon exercise of my option are being acquired for investment and not with a view to the sale or distribution of the Shares. I understand that these Shares of Common Stock have not been registered under the Securities Act of 1933 or any state securities laws, and may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act of 1933 and any applicable state securities laws or pursuant to an exemption from such registration, the availability of which is to be established to the satisfaction of the Company. I understand that certificates representing the Shares will bear an appropriate legend describing such restrictions on transfer.

I have been informed by the Company that it has no obligation now or at any future date to register the Shares under either state or federal securities laws or to make publicly available or to provide me with the information required by Rule 144 under the Securities Act of 1933 to allow resale of the Share under the provisions of such Rule.

I have received such information regarding the Company as I have required, including a copy of the Company’s 2006 Stock Incentive Plan, as Amended and Restated November 12, 2009, as amended, and I have had an opportunity to ask questions of, and receive answers from, the Company and persons acting on its behalf concerning the Company’s business, financial condition and future plans and activities.

I am a resident of the State of                             .

Dated:
(Signature)

(Print Name)

***********************************************************************************************************

The foregoing Notice of Exercise and the enclosed payment of the exercise price were received at          o’clock on                     , 201  , by the undersigned on behalf of the Company.

By:	(Signature and Title)

EXHIBIT B

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is made and entered into as of                     , 20    , by the undersigned (the “Holder”) pursuant to the terms of that certain Fifth Amended and Restated Voting Agreement, dated as of August 17, 2011 (the “Agreement”), by and among the Company and certain Investors, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1. ACKNOWLEDGEMENT. Holder acknowledges that Holder currently holds or is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants or other rights to purchase such Stock (the “Options”), and after execution of this Adoption Agreement, Holder shall be considered an “Investor” for all purposes of the Agreement.

2. AGREEMENT. Holder hereby (a) agrees that any shares of capital stock currently held by Holder or acquired by Holder after the date of this Adoption Agreement, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder was originally a party thereto.

3. NOTICE. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

IN WITNESS WHEREOF, this Adoption Agreement is hereby executed as of the date first written above.

HOLDER:	ACCEPTED AND AGREED:

By:	ENTELLUS MEDICAL, INC.
Name and Title of Signatory

Address:	By:

Title: